                                                                     EXHIBIT 5.1

                      [LETTERHEAD OF DORSEY & WHITNEY LLP]

                                  May 30, 2002



U.S. Bancorp
U.S. Bank Place
225 South Sixth Street
Minneapolis, MN 55402-4302

         Re:  Registration Statement on Form S-3

Ladies and Gentlemen:

         We have acted as counsel to U.S. Bancorp, a Delaware corporation (the "Company"), in connection with a Registration Statement on Form S-3 (the "Registration Statement") relating to the sale of up to 99,950 shares (the "Shares") of Common Stock of the Company, par value $0.01 per share, from time to time by the persons named as Selling Stockholders in the Registration Statement (the "Selling Stockholders") in the manner described in the Registration Statement.

         We have examined such documents and have reviewed such questions of law as we have considered necessary and appropriate for the purposes of our opinions set forth below. In rendering our opinions set forth below, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. As to questions of fact material to our opinions, we have relied upon certificates of officers of the Company and of public officials.

         Based on the foregoing, we are of the opinion that the Shares to be sold by the Selling Stockholders pursuant to the Registration Statement have been duly authorized by all requisite corporate action, and are validly issued, fully paid and nonassessable.

         Our opinions expressed above are limited to the Delaware General Corporation Law.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the reference to our firm under the heading "VALIDITY OF THE SHARES" in the Prospectus constituting part of the Registration Statement.

                                                 Very truly yours,

                                                 /s/ Dorsey & Whitney LLP

                                                 DORSEY & WHITNEY LLP

JLS